As filed with the Securities and Exchange Commission on September 9, 1996.
                                                   Registration No. 333-
- -------------------------------------------------------------------------------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             FIRST UNION CORPORATION
          North Carolina                                       56-0898180
      (State or other jurisdiction of                      (I.R.S Employer
         incorporation or organization)                   Identification No.)

                  One First Union Center
                  Charlotte, North Carolina                    28288-0013
                  (Address of principal executive offices)     (Zip Code)
                                   ----------
                      First Union Corporation Savings Plan
                            (Full title of the plan)
                                   ----------
                           Marion A. Cowell, Jr., Esq.
             Executive Vice President, Secretary and General Counsel
                             First Union Corporation
                             One First Union Center
                      Charlotte, North Carolina 28288-0013
                                 (704) 374-6828
            (Name, address and telephone number of agent for service)
                                   ----------
                         CALCULATION OF REGISTRATION FEE
===============================================================================

Title of                                             Proposed maximum       Proposed maximum         Amount of
securities to                   Amount to be         offering price             aggregate            registration
be registered                   registered             per share (1)          offering price (1)         fee (1)
- -------------------------------------------------------------------------------------------------------------------
Common Stock (including      2,000,000 shs.        $63.1875                     $126,375,000              $43,578
rights to purchase shares
of Common Stock or junior
participating Class A
Preferred Stock)
- -------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933 (the "Securities Act"), the registration fee is being computed based upon $63.1875, the average of the high and low prices reported on the New York Stock Exchange Composite Transations Tape on September 3, 1996. The filing fee is to be paid by debiting the account of Center Financial Corporation (CIK number 0000948463) which was previously paid in connection with the filing of preliminary proxy materials in connection with the proposed acquisition of Center Financial Corporation by First Union Corporation. In addition, pursuant to Rule 416(c) of the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the First Union Corporation Savings Plan.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference.

         Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 33-65501 on Form S-8 are incorporated by reference in this Registration Statement on Form S-8.

Item 5.           Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock issuable under the Plan have been passed upon for the Corporation by Marion A. Cowell, Jr., Esq., Executive Vice President, Secretary and
General Counsel of the Corporation. Mr. Cowell owns shares of Common Stock and holds options to purchase additional shares of Common Stock.

Item 8.  Exhibits.

Exhibit No.                         Description

(3)(a) Articles of Incorporation of the Corporation, as amended. (Incorporated by reference to Exhibit
                           (4) to the Corporation's 1990 First Quarter Report on Form 10-Q, to Exhibit (99)(a) to the Corporation's 1993 First Quarter Report on Form 10-Q and to Exhibit (4)(a) to the Corporation's Current Report on Form 8-K dated January 10, 1996.)

(3)(b)                     By-laws of the Corporation, as amended.
                           (Incorporated by reference to Exhibit (3)(b) to the Corporation's 1995 Annual Report on Form 10-K.)

(4)(a) Shareholder Protection Rights Agreement, as amended. (Incorporated by reference to Exhibits
                           (4)(b) to the Corporation's Current Reports on Form 8-K dated December 18, 1990 and October 20, 1992, and to Exhibit (99) to the Corporation's Current Reports on Form 8-K dated June 20, 1995 and June 21, 1995.)

(4)(b) All instruments defining the rights of holders of long-term debt of the Corporation and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)

(5)                        Opinion of Marion A. Cowell, Jr., Esq.

(23)(a)                    Consent of KPMG Peat Marwick LLP.

(23)(b) Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)

(24)                       Power of Attorney.*

- -----------------
*Previously Filed.

                                   SIGNATURES


THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 9, 1996.


                                              FIRST UNION CORPORATION

                                              By: /s/Kent S. Hathaway
                                                     Kent S. Hathaway
                                                     Senior Vice President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Edward E. Crutchfield*                           Chairman and Chief
   Edward E. Crutchfield                            Executive Officer and
                                                    Director

   Robert T. Atwood *                               Executive Vice President
   Robert T. Atwood                                 and Chief Financial
                                                    Officer

   James H. Hatch *                                 Senior Vice President and
   James H. Hatch                                   Corporate Controller
                                                    (Principal Accounting
                                                    Officer)

                                                    Director
   Edward E. Barr


   G. Alex Bernhardt*                               Director
   G. Alex Bernhardt

   W. Waldo Bradley *                              Director
   W. Waldo Bradley


   Robert J. Brown *                               Director
   Robert J. Brown


   Robert D. Davis *                               Director
   Robert D. Davis


   R. Stuart Dickson *                             Director
   R. Stuart Dickson


   B. F. Dolan*                                    Director
   B. F. Dolan


   Roddey Dowd, Sr.*                               Director
   Roddey Dowd, Sr.


   John R. Georgius *                              Director
   John R. Georgius


                                                   Director
   Arthur M. Goldberg


   William N. Goodwin, Jr. *                       Director
   William N. Goodwin, Jr.


   Brenton S. Halsey *                             Director
   Brenton S. Halsey


   Howard H. Haworth *                             Director
   Howard H. Haworth


FULNC:29752-1
                                        5

                                                   Director
   Frank M. Henry


   Leonard G. Herring *                            Director
   Leonard G. Herring


                                                   Director
   Juan Rodriguez Inciarte


   Jack A. Laughery *                              Director
   Jack A. Laughery


   Max Lennon *                                    Director
   Max Lennon


   Radford D. Lovett *                             Director
   Radford D. Lovett


                                                   Director
   Joseph Neubauer


   Henry D. Perry, Jr. *                           Director
   Henry D. Perry, Jr.


   Randolph N. Reynolds *                          Director
   Randolph N. Reynolds


   Ruth G. Shaw *                                  Director
   Ruth G. Shaw


                                                   Director
   Charles M. Shelton, Sr.

   Lanty L. Smith *                                Director
   Lanty L. Smith


                                                   Director
   Anthony P. Terracciano


   Dewey L. Trogdon *                              Director
   Dewey L. Trogdon


   John D. Uible *                                 Director
   John D. Uible


   B.J. Walker *                                   Director
   B.J. Walker



*By Kent S. Hathaway, Attorney-in-Fact

/s/ Kent S. Hathaway
    Kent S. Hathaway


Date: September 9, 1996


         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the undersigned has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on September 9, 1996.

FIRST UNION CORPORATION SAVINGS PLAN

By: /s/ Ben Jolley
Name: Ben Jolley
Title: Vice President

                                  EXHIBIT INDEX




Number                              Description                                 Location
(3)(a)                     -Articles of Incorporation                       Incorporated by
                           of the Corporation, as amended.                  reference to Exhibit (4)
                                                                            to the Corporation's 1990
                                                                            First Quarter Report on
                                                                            Form 10-Q, to Exhibit
                                                                            (99)(a) to the
                                                                            Corporation's 1993 First
                                                                            Quarter Report on Form 10-
                                                                            Q and to Exhibit (4)(a) to
                                                                            the Corporation's Current
                                                                            Report on Form 8-K dated
                                                                            January 10, 1996.

(3)(b)                     -By-laws of the Corporation,                     Incorporated by
                           as amended.                                      reference to Exhibit
                                                                            (3)(b) to the
                                                                            Corporation's 1995 Annual
                                                                            Report on Form 10-K.

(4)(a)                     -Shareholder Protection Rights                   Incorporated by
                           Agreement, as amended.                           reference to Exhibits
                                                                            (4)(b) to the Corporation's
                                                                            Current Reports on Form 8-K
                                                                            dated December 18, 1990
                                                                            and October 20, 1992, and
                                                                            to Exhibit (99) to the
                                                                            Corporation's Current Reports on
                                                                            Form 8-K dated June 20,
                                                                            1995 and June 21, 1995.

(4)(b)                     -All instruments defining the                    Not filed pursuant to
                           rights of holders of long-term                   (4)(iii) of Item 601(b)
                           debt of the Corporation and its                  of Regulation S-K; to be
                           subsidiaries.                                    furnished upon request of
                                                                            the Commission.

(5)                        -Opinion of Marion A. Cowell,                    Filed herewith.
                           Jr., Esq.

(23)(a)                    -Consent of KPMG Peat Marwick                    Filed herewith.
                                    LLP.
(23)(b)                    -Consent of Marion A. Cowell,                    Included in Exhibit (5).
                           Jr., Esq.

(24)                       -Power of Attorney.                              Previously Filed.



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